                                                                    EXHIBIT 10.8


                                PROMISSORY NOTE


U.S. $250,000                                Miami, Florida May 12th, 1997

     FOR VALUE RECEIVED, the undersigned (jointly and severally, if more than one) promises to pay to the order of SILVERTOWN INTERNATIONAL CORP., a corporation organized the laws of the country of Panama, the principal sum of Two Hundred Fifty Thousand U.S. Dollars ($250,000.00), together with interest thereon from date, at the rate of 6% (PERCENT) per annum until maturity on the balance from time to time remaining unpaid. Said principal and interest shall be payable in lawful money of the United States of America at Miami, Florida, or at such place as may hereafter be designated by written notice from the holder to the maker hereof, on the date(s) and in the amounts specified below:

     Principal together with accrued interest are due and payable on or before two and one half (2 1/2) months from the date hereof.

     The undersigned has the option to extend the payment term on this note for an additional two and one half (2 1/2) months. Such option may be exercised by providing written notice to the holder hereof by the undersigned no later than five (5) days before the due date hereof. If the undersigned chooses to extend the payment term, then this note will bear interest at 6% (PERCENT) per annum until maturity on the balance then remaining unpaid.

     All payments shall apply first to accrued interest, and the remainder, if any, to reduction of principal. If any installment of principal is not paid when due, or upon any default in the performance of any of the convenants or agreements of this note, or of any instrument now or hereafter evidencing or securing this note or the obligation represented hereby, the whole indebtedness (including principal and interest) remaining unpaid, shall, at the option of the holder, become immediately due, payable and collectible, and while in default, this note and deferred interest shall bear interest at the rate of 12% (PERCENT) per annum. Each maker and endorser severally waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold each of them liable as makers and endorsers. Each maker and endorser further agrees, jointly and severally, to pay all costs of collection, including reasonable attorney fees in case the principal of this note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.


                                        JET AVIATION TRADING, INC.



Payable at Miami, Florida, U.S.A.       By: /s/ Joseph J. Nelson,
           -----------------------         ---------------------------------
                                           Joseph J. Nelson, President


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or such other place as shall be
designated by the holder of this
note in writing.